SCHEDULE 14C INFORMATION

                  Information Statement Pursuant to Section 14
                   (c) of the Securities Exchange Act of 1934
                                 (Amendment No.)

                           Check the appropriate box:

                      [ ] Preliminary Information Statement

  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
                                     (d)(2))

                      [X] Definitive Information Statement

                              The Auxer Group, Inc.
                  (Name of Registrant As Specified In Charter)

                              --------------------

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                              THE AUXER GROUP, INC.
                                12 Andrews Drive

                         West Paterson, New Jersey 07424

                              INFORMATION STATEMENT

                                  (Definitive)

                                  July 30, 2001

PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 14C AND SCHEDULE 14C THEREUNDER

                               GENERAL INFORMATION

         This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of The Auxer Group, Inc., a Delaware Corporation (the "Company"), in connection with an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock of the Company from 150,000,000 shares to 1,000,000,000 shares. In addition, the Company's Board of Directors have amended the following sections of its By Laws: (i) Article IX Section 2 to state "The fiscal year shall begin in the first day of January each year"; and
(ii) Article IV Section 1 to remove the following language from this section, "Whenever there are three or more shareholders, there must be at least three directors" and add the following language to this section "The number of directors shall be no more than 11 and no less than one regardless of the number of shareholders."

         The Company's Board of Directors approved the Amendment to the Certificate of Incorporation subject to Stockholder approval on August 11, 2000. The holders of a majority of the outstanding shares of the Common Stock approved the Amendment to the Certification of Incorporation by written consent in lieu of a meeting on August 11, 2000 in accordance with Section 228 of the Delaware General Corporation Law. The Company's Board of Directors approved the By Law Amendments on July 19, 2001 making them retroactive to when the Company initially adopted a December 31 fiscal year end and only had one director. Stockholder approval is not required for this action. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

       The Amendment to the Company's Certificate of Incorporation increased the number of authorized shares of Common Stock from 150,000,000 to 1,000,000,000 shares. The form of Certificate of Amendment that has been filed with the Delaware Secretary of State is attached hereto as Exhibit A. The Amendment to the Bylaws retroactively changed the fiscal year for the Company to December 31 and allowed the Company to have between one and eleven people on

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the Board of Directors regardless of the amount of shareholders.

         The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on July 19, 2001 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

         You are being provided with this Information Statement pursuant to
Section 14C of the Exchange Act and Rule 14c and Schedule 14C thereunder. Notwithstanding same, the Amendment to the Certificate of Incorporation was previously filed with the Secretary of State of the State of Delaware on November 3, 2000.

         This Information Statement is being mailed on or about August 1, 2001 to all Stockholders of record as of the Record Date.

                                VOTING SECURITIES

         As of the date of the Consent by a majority of the shareholders, August 11, 2000 the Company had 124,312,030 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock was, and still is, entitled to one vote on matters submitted for Stockholder approval.

         On August 11, 2000, the holders of 62,607,252 shares (or approximately 50.4% of the 124,312,030 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

Security Ownership of Certain Beneficial Owners and Management

         The following information table sets forth certain information regarding the Company's common stock owned on August 11, 2000 (date of the vote stockholders authorized the change to the certificate of amendment increasing the authorized shares) by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:


Names and Address of

Directors, Officers and                                       Shares Owned
   5% Shareholders                                            Number                 Percent
   ---------------                                            ------                 -------
Eugene Chiaramonte    (President, Chief Executive              17,688,886 (4)        14.2%
12 White Birch Court   Officer and Director)
Branchville, New Jersey 07826

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Ron Shaver (Executive Vice President)                          13,100,000(4)         10.5%
18 Caraway Court
Princeton, New Jersey 08540

Ernest DeSaye, Jr.  (President of Operations                      877,700             .07%
112 Clove Road       The Mechanics Depot)
Sussex, New Jersey 07461

Coldwater Capital, LLC (1)                                      8,750,000             7.0%
50 Liberty Street, Suite 880
Reno, Nevada 89501

Lucky Dog, LLC (2)                                              8,750,000             7.0%
50 Liberty Street, Suite 880
Reno, Nevada 89501

James Tilton (3)                                                7,270,000             5.8%
127 S. 6th Street
Lousiville, Kentucky 40202

All officers and directors                                     31,666,586            25.5%
   as a group (3 persons)

(1)  Mark Neuhaus is the sole member of Coldwater Capital, LLC.
(2)  Mark Neuhaus and Nicole Bloom are the only members of Lucky Dog, LLC.
(3) Includes 3,833,334 shares held in the name of JDT, LLC and 186,666 shares held in the name of James D. Tilton, LLC of which James Tilton is the managing member.
(4) Such amounts include Messrs. Chiaramonte and Shavers preferred stock. For each share of preferred stock the holders are entitled to vote 10 shares of common stock.

                      INTEREST OF CERTAIN PERSONS IN OR IN

                     OPPOSITION TO MATTERS TO BE ACTED UPON

The Amendment to the Certificate of Incorporation was unanimously approved by the Board of Directors on August 11, 2000. On August 11, 2000, Eugene Chiaramonte, a Director of the Company and President and Chief Executive Officer, who had sole voting power with respect to 17,688,886 shares of Common Stock; Ron Shaver, Executive Vice President of the Company who had sole voting power with respect to 13,100,000 shares of Common Stock; Ernest DeSaye, Jr., President of Operations, of The Mechanics Depot who had sole voting power with respect to 877,700 shares of common stock; James Tilton who had sole voting power with respect to 7,270,000 shares of Common Stock; Patrick Rost, who had sole voting power with respect to 695,000 shares of Common

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Stock; Jerry and Stewart Schwartz, who had sole voting power with respect to
1,225,000 shares of Common Stock, Orpac Portfolio Management Ltd. which had sole voting power with respect to 2,020,666 shares of Common Stock; Lightening Imports Inc. which had sole voting power with respect to 50,000 shares of Common Stock; Richard I. Anslow, legal counsel for the Company who had sole voting power with respect to 200,000 shares of Common Stock; William Wheeler who had sole voting power with respect to 330,000 shares of Common Stock; Coldwater Capital, LLC which had sole voting power with respect to 8,750,000 shares of Common Stock; Lucky Dog, LLC which had sole voting power with respect to 8,750,000 shares of Common Stock; and Thomas Trobiano who had sole voting power with respect to 1,250,000 shares of Common Stock, collectively executed and delivered a written consent approving the Amendment.

         The Stockholders have no right under the Delaware General Corporation Law, the Company's Certificate of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendments.

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                    AMENDMENT TO THE COMPANY'S CERTIFICATE OF
               INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF
                             SHARES OF COMMON STOCK.

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") previously authorized the issuance of 150,000,000 shares of Common Stock, $.001 par value, and 25,000,000 shares of Preferred Stock, $.001 par value. On August 11, 2000 the Board of Directors approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 1,000,000,000. On August 11, 2000, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

         The general purpose and effect of the amendment to the Company's Certificate of Incorporation was to authorize 850,000,000 additional shares of Common Stock. The Board of Directors believed that it was prudent to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.

         At the time prior to filing the amendment, the Company had 150,000,000 authorized shares of Common Stock. As of August 11, 2000 the Company had approximately 124,312,030 shares issued and outstanding, and of the remaining 25,687,970 authorized but unissued shares, the Company had reserved 25,000,000 common shares for its Nonstatutory Option Plan which may be granted to employees, officers, directors and consultants of the Company and other parties who have made a significant contribution to the business and success of the Company.

         Except in connection with the reserved shares described above, the Company had no arrangements or understandings for the issuance of additional shares of Common Stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

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         The increase in the authorized number of shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

           AMENDMENT TO BYLAWS TO CHANGE THE FISCAL YEAR AND DECREASE
                             THE AMOUNT OF DIRECTORS

         The Company's ByLaws, as amended (the "ByLaws") retroactively change the fiscal year end for the Company to December 31 and allows the Company to have only one director. Stockholder approval is not required for such amendments and is being furnished for information purposes only.

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                          EFFECTIVE DATE OF AMENDMENTS

The filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State was effective on November 3, 2000, prior to the date on which this Information Statement will be mailed to the Stockholders.

                           By Order of the Board of Directors

                           /s/ Eugene Chiaramonte, Jr.
                           ------------------------------------
                               Eugene Chiaramonte, Jr.
                               President, Chief Executive Officer
                               and Sole Director
West Paterson, New Jersey
July 30, 2001

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                                    Exhibit A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              THE AUXER GROUP, INC.

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              THE AUXER GROUP, INC.

THE AUXER GROUP, INC.  A corporation
organized and existing under and written by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

          RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

          FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

                     1,000,000,000 common at .001 par value

                     25,000,000 preferred at .001 par value

          SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance


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                  with the provisions of Section 228 of the General Corporation
                  Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 22B of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Gene Chiaramonte, Jr., President this 3rd day of November A.D. 2000.

                                            /s/ Gene Chiaramonte, Jr.
                                            ------------------------------
                                                Gene Chiaramonte, Jr.
                                                President

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                                    EXHIBIT B

                              THE AUXER GROUP, INC.

                                12 Andrews Street

                         West Paterson, New Jersey 07424

                                   Definitive

                   NOTICE OF ACTION BY STOCKHOLDERS WITHOUT A
                       MEETING PURSUANT TO SECTION 228 OF

                      THE DELAWARE GENERAL CORPORATION ACT

To the Stockholders of The Auxer Group, Inc.:

         Notice is hereby given to the holders (the "Stockholders") of the Common Stock, par value $.001 per share ("Common Stock"), of the Auxer Group, Inc., a Delaware corporation (the "Company") that the Board of Directors and the holders of a majority of the outstanding shares of Common Stock have approved an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock of the Company from 150,000,000 shares to 1,000,000,000 shares.

         The Board of Directors of the Company approved the Amendment on August 11, 2000. The holders of a majority of the outstanding shares of Common Stock approved the Amendment by written consent in lieu of a meeting on August 11, 2000, in accordance with the provisions of Section 228 of the Delaware General Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with this action. Pursuant to Section 228 you are hereby being provided with notice of approval of the Amendment by less than unanimous written consent of the Company's Stockholders. Pursuant to the Securities Exchange Act of 1934, as amended, along with this letter, you are being furnished with an Information Statement relating to the Amendment.

The record date for determining Stockholders entitled to receipt of this Notice was July 19, 2001. This notice is first being mailed to such Stockholders, on or about August 1, 2001. The Amendment to the Certificate of Incorporation was filed with the Secretary of State for the State of Delaware on November 3, 2000.

                                 By Order of the Board of Directors,

                                 /s/ Eugene Chiaramonte, Jr
                                 ---------------------------------------
                                     Eugene Chiaramonte, Jr.
                                     President, Chief Executive Officer
                                     And Sole Director



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